UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2025

FIRST GUARANTY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Louisiana	001-37621	26-0513559
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

400 East Thomas Street
Hammond, Louisiana		70401
(Address of principal executive offices)		(Zip Code)

(985) 345-7685
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	FGBI	The Nasdaq Stock Market LLC
Depositary Shares (each representing a 1/40th interest in a share of 6.75% Series A Fixed-Rate Non-Cumulative perpetual preferred stock)	FGBIP	The Nasdaq Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement

On June 16, 2025, First Guaranty Bancshares, Inc. (“First Guaranty” or the “Company”) entered into the Exchange Agreement (the “Agreement”) with Edgar Ray Smith, III, a director and significant shareholder of First Guaranty. The Agreement provides for the exchange of that certain Floating Rate Subordinated Note due June 21, 2032, in the principal amount of $15,000,000, currently held by Mr. Smith (the “Subordinated Note”) for 1,981,506 shares of newly issued common stock of the Company (the “Exchange Shares”).

Pursuant to the Agreement, the First Guaranty will issue the Exchange Shares to Mr. Smith in exchange for the Subordinated Note and the payment of interest thereon (the “Exchange”). Following the Exchange, interest will cease to accrue on the Subordinated Note, and the Subordinated Note will no longer be deemed outstanding and all of Mr. Smith’s rights with respect to the Subordinated Note will cease and terminate. Once issued and delivered pursuant to the Agreement, the Exchange Shares will be fully paid and non-assessable. First Guaranty expects to consummate the Exchange on or about June 30, 2025.

The Agreement contains customary representations and warranties made by each of First Guaranty and Mr. Smith. Completion of the Exchange is subject to certain conditions, among others, (i) the absence of any injunction, order or legal restraint prohibiting the consummation of the Exchange, (ii) the receipt of all consents, approvals, registrations and waivers required to consummate the Exchange, and (iii) the absence of any Burdensome Conditions (as defined in the Agreement) since the date of the Agreement. The obligation of each party to consummate the Exchange is also conditioned upon the other party’s representations and warranties being true and correct to the extent provided in the Exchange Agreement and the other party having performed in all material respects all obligations under the Agreement.

The Agreement contains certain termination rights for both First Guaranty and Mr. Smith, including, among others, if the Exchange is not consummated on or before July 31, 2025, subject to consultation by the parties to determine whether to extend the term of the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
Exhibit No.	Description
10.1	Exchange Agreement, dated as of June 16, 2025, by and between First Guaranty Bancshares, Inc. and Edgar Ray Smith, III

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST GUARANTY BANCSHARES, INC.
(Registrant)
Date: June 18, 2025
	By:	/s/Eric J. Dosch
Eric J. Dosch
Chief Financial Officer